UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2019

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2019, XSport Global, Inc., a Wyoming corporation (the “Company”), consummated the offering of an 8% Convertible Promissory Note in the principal amount of $53,000 (the “Note”) in a private placement to an accredited investor. In connection with the sale of the Note, the Company also entered into a Securities Purchase Agreement relating to the sale of the Note (the “Purchase Agreement”).

The 8% Note will mature on January 8, 2020, and bears interest at a rate of 8% per annum.  It is convertible into Common Stock on any date after July 7, 2019, after which the Note may be converted into the Company’s common stock (the “Common Stock”) at a 35% discount to the average of the lowest two trading prices of the Common Stock during the 15 trading days prior to the date of the conversion notice.  Such conversion is subject to certain additional terms and conditions, including a non-waivable limitation on the noteholder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.99% of the outstanding Common Stock.

The Note may be prepaid in full on any day on or prior to July 7, 2019, but is subject to prepayment premiums that increase over time.  Upon maturity of the Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the Note.  However, the Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the Note, the Company entered into a Purchase Agreement relating to the sale of the Note, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the Note is outstanding.

The foregoing description of the Note and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Note and Purchase Agreement filed hereto as Exhibit 10.1 and 10.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes (and the shares of Common Stock into which the Notes are convertible) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Convertible Promissory Note
10.2	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: January 15, 2019	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer